EXHIBIT 99.3

                              MICROLOG CORPORATION
                         AMENDMENT TO THE NON-QUALIFIED
                             STOCK OPTION AGREEMENT


THIS AMENDMENT (this "Amendment") is made as of December 16, 1998 (the "Effective Date") between Microlog Corporation, a Virginia corporation (the "Company"), and the Parthenon Group, Inc. (the "Optionee").

WHEREAS the Optionee is providing consulting services to the Company which are the subject of a separate agreement between the parties dated on or about the date hereof (the "Consulting Agreement").

WHEREAS the Consulting Agreement provides for the payment of such consulting services through the payment of $25,000 in cash and the amendment of the Nonqualified Stock Option Agreement dated June 26, 1997 by and between the Company and the Optionee (the "Original Agreement") to reduce the exercise price of the stock options granted thereunder.

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.       Amendments to Original Agreement

The Original Agreement is hereby amended as follows:

         (i) the "Option Price" for the purchase of shares of stock from the Company referred to in Section 1 of the Original Agreement is hereby amended to $0.9375 per share, the fair market value of the shares as of the Effective Date.

         (ii) the vesting provisions of the options referred to in Section 2A subsections (i), (ii), (iii), (iv), (vi) and (vii) of the Original Agreement are hereby amended to state that 145,000 options granted under the Original Agreement which are unvested as of the Effective Date shall become immediately vested in their entirety and the remaining 50,000 options will vest upon completion of the uniQue leadership marketing and sales plan.

         (iii) Sections 2B and 2C of the Original Agreement are hereby deleted in their entirety.

         (iv) Section 2D of the Original Agreement is hereby amended to state that in no event may the options granted in the Original Agreement be exercised, in whole or in part, after the fifth anniversary of the Effective Date.

2.  Miscellaneous

Capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the meanings provided for in the Original Agreement. This Amendment, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the same laws as govern the Original Agreement.

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To facilitate execution, this Amendment may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

To facilitate execution, this Amendment may be executed through the use of facsimile transmission, and a counterpart of this Amendment that contains the facsimile signature of a party, which counterpart has been transmitted by facsimile transmission to each of the other parties hereto at such facsimile numbers as such other parties shall request, shall constitute an executed counterpart of this Amendment.

The Original Agreement, as amended and modified by this Amendment, is in all respects ratified and confirmed and the terms, covenants and agreements thereof shall be and remain in full force and effect. The parties executing this Amendment agree that the Original Agreement, as amended and modified by this Amendment, shall be remain valid and binding upon such parties.


IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, or have caused this Amendment to be duly executed on their behalf, as of the Effective Date.

                              MICROLOG CORPORATION


                              By:  /s/ Richard A. Thompson
                                  --------------------------------
                                   Richard A. Thompson
                                    President and CEO

                              THE PARTHENON GROUP, INC.


                              By:  /s/ Christopher T. Jenny
                                  --------------------------------
                                   Christopher T. Jenny
                                   Managing Director



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